Exhibit 10.13

Employment AGREEMENT

This Employment Agreement (this “Agreement”) is made as of the 1st day of October, 2013, by and among GoldLand Holdings, Co. a Delaware corporation, having its principal place of business at 1001 3rd. Ave. W., Suite#430, Bradenton FL 34205 (“Company”), and Mr. Tom Ridenour (“Employee”) and is made in light of the following recitals which are a material part hereof.

Recitals:

A) Employee is an experienced administrator with both technological knowledge and experienced in managing of small-cap companies generally. Accordingly, notwithstanding Employee’s familiarity with securities law, neither Employee nor the Company desires that Employee furnish any legal services but only information, evaluation and analysis based on analysis of the situation of Company.

B) Employee has knowledge and experience to provide such information, evaluation, analysis, as the Company believes can assist it in furthering execution of its business model.

C) The Company desires to retain the services of the Employee for those services regarding its general exposure to the market place as set forth in that confidential schedule of services and deliverables attached hereto as Schedule "A" which services are incorporated herein by reference and referred to herein as the “Employee Services”

D) Employee desires to provide the Employee Services to and consult with the Board of Directors, the officers of the Company, and the administrative staff, and to undertake for the Company, consultations and recommendations in conformity with such Employee upon the terms and conditions provided herein including but not limited to the compensation promised herein.

NOW THEREFORE, for and in consideration of good and valuable consideration, in hand paid, including, but not limited to the mutual promises set forth herein, the receipt and sufficiency of which is acknowledged by each party hereto, the parties hereby agree as follows:

1.

Recitals Govern.  The parties desire to enter into this agreement for purposes of carrying out the above recitals and intentions set forth above and this Agreement shall be construed in light thereof.

2.

Stock only for Services.  The parties desire to memorialize their agreement to adhere to Securities Act Release No. 33-7646, dated February 26, 1999 regarding registration of securities on Form 144 Rule 4.2 Section 4(2), incorporated herein by reference.  No duty, obligation, engagement or other thing imposed on either the Company or the Employee hereunder shall be construed to impose any duty, obligation or other engagement in violation of the letter or spirit of said release.

3.

Consulting Services. The Employee agrees to provide the Employee Services to the Company during the “Term” (as hereinafter defined). Employee agrees to provide such information, evaluation and analysis, in accordance with the Employee Services as will assist in maximizing the effectiveness of Client’s business model both relative to its business model and to its present and contemplated capital structure.  The Employee shall personally provide the Employee Services and the Companyunderstands that the nature of the services to be provided are part time and that the Employee will be engaged in other business and consulting activities during the term of this Agreement.

3. a

Conflicts.  The Company waives any claim of conflict and acknowledges that Employee has owned and continues to own and has consulted with and continues to consult with interests in competitive businesses which might compete but for location.

3. b

Confidential Information. The Employee agrees that any information received by the Employee during any furtherance of the Employee’s obligations in accordance with this contract, which concerns the personal, financial or other affairs of the company will be treated by the Employee in full confidence and will not be revealed to any other persons, firms or organizations. In connection herewith, Employee and the Company have entered into that Confidentiality Agreement in the form attached hereto as Schedule B.

3. c

Role of Employee.  Employee shall be available to consult with the Board of Directors, the officers of the Company, and the heads of the administrative staff, at reasonable times, concerning matters pertaining to the financial organization of the  related matters, the selection and retaining of  institutional financial organizations, the relationship of the Company with those organizations. Employee shall represent the Company, its Board of Directors, its officers or any other members of the Company in any transactions or communications.

3. d

Liability.  With regard to the services to be performed by the Employee pursuant to this Agreement, the Employee shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Company, for any acts or omissions in the performance of services on the part of the Employee or on the part of the agents or employees of the Employee, except when said acts or omissions of the Employee are due to willful misconduct or gross negligence. The Company shall hold the Employee free and harmless from any obligations, costs, claims, judgments, attorneys’ fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of the Employee and the Employee is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

4.

Term. The term of this Agreement shall commence as of the date hereof and shall continue for a period of, Two (2) Years, from that date, unless sooner terminated as provided herein. It is understood that this Agreement shall not automatically renew and no obligations to renew are implied notwithstanding continued efforts to fulfill terms and conditions incomplete as of the termination of this Agreement. This Agreement and the duties and obligations of the Employee may be terminated by either party giving thirty (30) days’ prior written notice to the other but the compensation and any previously incurred and approved expenses shall be deemed earned by and due to Employee.

5.

Compensation.  In consideration of the execution of the Agreement, and the performance of his obligations hereunder, and in lieu of cash compensation on an hourly basis, the Employee shall receive a fee of One Hundred and Eighty Five Thousands ($185,000.00) USD, payable in new common Restricted shares of GoldLand Holdings Co. (hereinafter, the “Shares”). As per agreement between the Company and the Employee, the shares will be issued at the end of each trimester based on the then closing price of the stock as posted on the trading board used by the Company. As a signing bonus, and to cover your efforts to-date to entice you to share your talents with us, an amount of 3,000,000 common shares under S-8, rule, will be issued.

6.

Expenses. The Company shall pay or reimburse the Employee for all reasonable travel, business and miscellaneous expenses incurred by the Employee in performing its duties under this Agreement, subject to prior approval.

7.

Control as to Time and Place and Manner where Services Will Be Rendered.  It is anticipated the Employee will spend up to 40 hours per week in fulfilling its obligations under this Agreement.  The particular amount of time may vary from day to day or week to week.  The Employee shall not be entitled to any additional compensation except where the Employee performs more than 40 hours, subject to the prior written approval of the Company. If additional work is approved, the Employee will submit an itemized statement setting forth the time spent and services rendered, and the Company will pay the Employee the amounts due as indicated by statements submitted by the Employee within thirty (30) days of receipt. Both the Company and the Employee agree that the Employee will act as an independent contractor in the performance of its duties under this Agreement. The Employee will perform most services in accordance with this Agreement at a location and at times chosen in Employee’s discretion. The Company may from time to time request that the Employee arrange for the services of others but Employee shall choose and contract with same. All costs to the Employee for those services will be paid by the Company but in no event shall the Employee employ others without the prior authorization of the Company. Accordingly, the Employee shall be responsible for payment of all taxes including Federal, State and local taxes arising out of the Employee’s activities in accordance with this Agreement, including by way of illustration but not limitation, Federal and state income tax, Social Security tax, unemployment insurance taxes, and any other taxes or business license fee as required. Except as otherwise may be agreed, the Employee shall at all times be in an independent contractor, rather than a co-venture, agent, employee or representative of the Company.

8.

Representations and Warranties.  The Company represents and warrants that (I) the shares being issued and/or sold pursuant to option are authorized to be issued by the Company; (ii) The Company has full right, power, and corporate authority to execute and enter into this Agreement, and to execute all underlying documents and to bind such entity to the terms and obligations hereto and to the underlying documents and to deliver the interests and consideration conveyed thereby, same being authorized by power and authority vested in the party signing on behalf of the Company; (iii) the Company has and will have full right, power, and authority to sell, transfer, and deliver the shares being issued and/or sold pursuant to option; (iv) the Company has no knowledge of any adverse claims affecting the subject shares and there are no notations of any adverse claims marked on the certificates for same; and (v) upon receipt, Employee or his nominee will acquire the shares being issued and/or sold pursuant to option, free and clear of any security interests, mortgage, adverse claims, liens, or encumbrances of any nature or description whatsoever, subject only to matters pertaining to the sale of securities generally including but not limited to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any state statute, rule, or regulation relating to the sale of securities (collectively, “Securities Laws”).  In the event that Employee accepts shares not yet subject to a valid registration statement, Employee represents and warrants to the Company that he will acquire same for investment and not with a view to the sale or other distribution thereof and will not at any time sell, exchange, transfer, or otherwise dispose of same under circumstances that would constitute a violation of Securities Laws.  Each party acknowledges the creation, modification and/or transfer of securities and represents and warrants to all others that it has reviewed the transaction with counsel and that no registration or representations are required and that all rights of recourse or rescission resulting from such transfer, to the extent permitted by law, are waived and each party represents and warrants to all others that no marketing of securities to the public has occurred. Each of the warranties, representations, and covenants contained in this Agreement by any party thereto shall be continuous and shall survive the delivery of Employee Services, the Compensation and the termination of this Agreement.

9.

Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance of the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose and the resolution of any other claim hereunder, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Manatee County, State of Florida.  In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

10.

Notices.  All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or delivered by Facsimile or delivered personally to the address written above or to such other address of which the addressee shall have notified the sender in writing. Notices mailed in accordance with this section shall be deemed given when mailed.

11.

Binding Effect, Assignment and Succession.  All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of his, her or its respective heirs, personal representatives, successors, and assigns, whether so expressed or not. Except for assignment of the options as provided above, no party to this Agreement may, however, assign his rights hereunder or delegate his obligations hereunder to any other person or entity without the express prior written consent of the other parties hereto.

12.

Entire Agreement and Interpretation.  This Agreement, including any exhibits and schedules hereto, constitutes and contains the entire agreement of the Company and the Employee with respect to the provision of Employee Services and Compensation and supersedes any prior agreement by the parties, whether written or oral. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. The waiver of a breach of any term or condition of this Agreement must be in writing and signed by the party sought to be charged with such waiver, and such waiver shall not be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this agreement.  This Agreement shall be construed in accordance with and governed by the laws of the State of Florida without regard to its rules and laws regarding conflicts of laws and each of the parties hereto irrevocably submit to the exclusive jurisdiction of any Florida or United States Federal court sitting in Manatee County, Florida over any action or proceeding arising out of or relating to this Agreement.  The parties hereto further waive any objection to venue in the Manatee County and any objection to an action or proceeding in the same on the basis of forum non conveniens.

13.

Miscellaneous.  The section headings contained in this Agreement are inserted as a matter of convenience and shall not be considered in interpreting or construing this Agreement.  This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.  Time is of the essence of this Agreement and the obligations of the parties hereto.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the day and year first written above.

Company:

Employee:

GoldLand Holdings Co

Tom Ridenour

SCHEDULE "A" TO CONSULTING AGREEMENT

Schedule of Services and Deliverables

Employee shall provide the following Strategic Services:

1.

Manage the day to day financial operations of the corporation as well as the compliance side of the public disclosure of the material events affecting the company.

2.

Writing and directing the filing of the various legal quarterly and yearly reports to the Securities and Exchange Commission.

3.

Hiring and conversing with the Auditor approved by the Board of Directors as well as the legal study retained to oversee the public reporting of the company’s activities.

SCHEDULE   "B"   TO CONSULTING AGREEMENT

Confidentiality Agreement

This Confidentiality Agreement (hereafter this “Agreement”), is made as of the 1st day of October, 2013, by and among GoldLand Holdings, Co. a Delaware corporation, having its principal place of business at 1001 3rd. Ave. W., Suite#430, Bradenton FL 34205 (“Company”), and Mr. Tom Ridenour (“Employee”) Given that the Company and Employee each desire to make certain confidential information concerning the Company, its technology, its investments, its processes, its marketing strategies, its capitalization and finances and its business as well as similar confidential information lawfully possessed by the Employee (collectively, the “Information”) for purposes agreed to be legitimate and the Company and Employee each agree to hold such Information confidential pursuant to the terms of this Agreement, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which is acknowledged and with the intent to be legally bound hereby, the Company and the Employee agree as follows:

1.

The Information includes, but is not limited to, (i) all information on the Company, (ii) any and all data and information given or made available to the Employee by the Company for evaluation purposes, whether written or in machine-readable form, (iii) any and all of the Company’s and Employee’s notes, work papers, investigations, studies, computer printouts, and any other work product including electronic data files, regardless of nature containing any such data and information and (iv) all copies of any of the foregoing.

 2.

The Employee and Company each understand that the Information is proprietary to the Company and Employee and each agrees to hold the Information given by the other strictly confidential.  The Company and Employee each agree that the Information shall be used only by the Company and Employee and only for the purpose of reviewing and evaluating the activities of the Company, and shall not be used for any other purpose or be disclosed to any third party.  Neither the Company nor Employee shall have the right to make copies or hold copies or documents except for reports and notes which have been generated by them, which reports and notes shall be retained for their exclusive use and shall remain confidential.

3.

It is understood that this Confidentiality Agreement shall not apply to any information otherwise covered herein (i) which is known to either the Company or the Employee prior to the date of the Confidentiality Agreement, (ii) which is disclosed to the Employee or the Company by a third party who has not directly or indirectly received such Information in violation of an agreement with party from whom it was received or (iii) which is generally known within the industry.

4.

The Company and the Employee each agree to be fully responsible and liable to the other for any and all damages caused by reason of disclosure of Information in violation of this Confidentiality Agreement by the receiving party or any of its assigns or successors.

5.

This Confidentiality Agreement shall be governed by and construed in accordance with the laws of Florida and shall be enforceable solely by and be for the sole benefit of the Employee and Company, their successors and assigns.

In witness whereof, the Company and the Employee have executed this Agreement as of the date above.

Company:

Employee:

GoldLand Holdings Co

Tom Ridenour